Exhibit 16.1
August 12, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Titan Global Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

This letter confirms that we have reviewed Item 4 of the Company’s Form 8-K dated August 12, 2008 captioned “Changes in Registrant’s Certifying Accountant” and agree with the statements made as they relate to us. We are not in a position to agree or disagree with the other statements made in Item 4.

We hereby consent to the filing of this letter as an exhibit to the forgoing report on Form 8-K.

Yours truly,

KBA GROUP LLP
Dallas, Texas